Fourth Quarter 2020 Financial Highlights J a n u a r y 2 0 , 2 0 2 1

2 Fourth Quarter 2020 – Financial Highlights 4Q20 Financial Highlights $0.79 ex-notable items: $0.96 EPS $0.90 bn ex-notable items: $1.13 bn Pre-tax income ROE: 6.9% ROTCE: 13.0% Returns CET1: 13.1 Tier 1 Leverage: 6.3% Capital ratios › Revenue, ex-notable items, down 2% year-over- year(a) due to the low interest rate environment and associated money market fee (“MMF”) waivers › Fee revenue, ex-notable items and MMF waivers, up 5%(a) › Net interest revenue, down 17% › Investment Services (“IS”) benefited from higher market levels and higher balances and clearing volumes in Pershing › Investment and Wealth Management (“I&WM”) mainly benefited from higher market levels › $15 million provision for credit losses and no net charge-offs › Returned $0.3 billion to common shareholders in dividends and accreted substantial capital (a) $3.84 bn ex-notable items: $3.90 bn Revenue 24% ex-notable items: 29% Pre-tax margin (a) (a) (a) (a) (a) Represents a non-GAAP measure. Throughout this presentation, references to revenue, ex-notable items; EPS, ex-notable items; pre-tax income, ex-notable items; pre-tax margin, ex-notable items; fee revenue, ex-notable items and MMF waivers; and ROTCE are to non-GAAP measures. See pages 21, 22 and 24 in the Appendix for the corresponding reconciliations of non-GAAP measures excluding notable items and ROTCE, respectively. Revenue and fee revenue decreased year-over-year 20% and 22%, respectively.

3 Fourth Quarter 2020 – Financial Highlights › Revenue, ex-notable items, up 1% year-over-year despite impact of low interest rates(a) › Fee revenue increased 5%, ex-notable items and MMF waivers(a) › EPS flat ex-notable items(a) › Sustained investments while keeping expenses flat, ex-notable items(a) › Achieved solid pre-tax margin and ROTCE(a) › Supported clients, employees, communities and the financial system during covid-19 › Demonstrated operational resiliency and balance sheet strength in an unprecedented environment › Generated significant excess capital as share buybacks suspended 2Q-4Q 2020 for CCAR banks 2020 Financial Highlights $3.83 ex-notable items: $4.01 EPS $4.47 bn ex-notable items: $4.69 bn Pre-tax income ROE: 8.7% ROTCE: 17.0% Returns (a) $15.81 bn ex-notable items: $15.87 bn Revenue 28% ex-notable items: 30% Pre-tax margin (a) (a) (a) (a) (a) Represents a non-GAAP measure. References in this slide to revenue, ex-notable items; EPS, ex-notable items; pre-tax income, ex-notable items; pre-tax margin, ex-notable items; fee revenue, ex-notable items and MMF waivers; expenses, ex-notable items and ROTCE are to non-GAAP measures. See pages 22 and 24 in the Appendix for the corresponding reconciliations of non-GAAP measures excluding notable items and ROTCE, respectively. Compared to 2019, revenue and fee revenue decreased by 4%.

4 Fourth Quarter 2020 – Financial Highlights 4 Q 2 0 3 Q 2 0 4 Q 1 9 T O T A L R E V E N U E $3,843 - % (20)% Fee revenue 3,116 - (22) Net interest revenue 680 (3) (17) Provision for credit losses 15 N/M N/M Noninterest expense 2,925 9 (1) Income before income taxes 903 (22) (50) Net income applicable to common shareholders $702 (20)% (50)% E A R N I N G S P E R C O M M O N S H A R E $0.79 (19)% (48)% Operating leverage (a) (921) bps (1,825) bps Pre-tax operating margin 24% (656) bps (1,464) bps Return on common equity (annualized) 6.9% (186) bps (773) bps Return on tangible common equity – non-GAAP (annualized) (b) 13.0% (370) bps (1,627) bps 4Q20 Financial Highlights ($ millions, except per share data) Note: See page 20 in the Appendix for corresponding footnotes. N/M - not meaningful Increase / (decrease) Revenue Expense EPS 4Q20 (61) 165 $(0.18) 4Q19 790 186 $0.50 Notable items impacting the fourth quarter › 4Q20 includes litigation expense, severance, losses on business sales and real estate charges › 4Q19 includes a gain on sale of an equity investment, severance, net securities losses and litigation expense

5 Fourth Quarter 2020 – Financial Highlights 14.6 8.7 6.9 0 5 10 15 20 25 30 35 4Q20 Key Financial Trends 924 871 945 47 47 50 995971 4Q19 3Q20 4Q20 918 +2% Ad j . I & W M r e v e n u e ($ millions) 2,7602,778 4Q19 3Q20 4Q20 2,681 (1)% 13.0 29.3 4Q19 3Q20 4Q20 16.7 (1,627) bps I S r e v e n u e ($ millions) Ad j . n o n i n t e r e s t e x p e n s e ($ millions) R O T C E / R O E (%) 10 15 20 25 30 35 40 45 501,1291,218 4Q19 3Q20 4Q20 31% 30% 1,157Adj. pre-tax operating margin Ad j . p r e - t a x i n c o m e ($ millions) (7)% 0.961.01 4Q19 3Q20 4Q20 0.98 Ad j . E P S ($) ROE Adj. I&WM total fee and other revenue Net interest revenue 2,236 2,246 2,235 778 681 670 2,9053,014 4Q19 3Q20 4Q20 2,927 (4)% Total fee and other revenue Net interest revenue (b) 29% (a) Represents a non-GAAP measure, excluding notable items. Adj. I&WM revenue and Adj. I&WM total fee and other revenue exclude notable items in 4Q20; there were no notable items in 4Q19 and 3Q20. Adj. noninterest expense, Adj. pre-tax income, Adj. pre-tax operating margin and Adj. EPS exclude notable items in 4Q19 and 4Q20; there were no notable items in 3Q20. See pages 20 and 21 of the Appendix for additional information and the corresponding reconciliation of these non-GAAP measures. (b) Represents a non-GAAP measure, see page 24 for the corresponding reconciliation of ROTCE. (5)% (a) (a) (a) (a) (a) (a)

6 Fourth Quarter 2020 – Financial Highlights 2 0 2 0 2 0 1 9 T O T A L R E V E N U E $15,808 (4)% Fee revenue 12,714 (4) Net interest revenue 2,977 (7) Provision for credit losses 336 N/M Noninterest expense 11,004 1 Income before income taxes 4,468 (20) Net income applicable to common shareholders $3,423 (20)% E A R N I N G S P E R C O M M O N S H A R E $3.83 (15)% Operating leverage (a) (493) bps Pre-tax operating margin 28% (568) bps Return on common equity (annualized) 8.7% (266) bps Return on tangible common equity – non-GAAP (annualized) (b) 17.0% (624) bps 2020 Financial Highlights ($ millions, except per share data) Note: See page 20 in the Appendix for corresponding footnotes. N/M – not meaningful Increase / (decrease) Revenue Expense EPS 2020 (61) 165 $(0.18) 2019 720 113 $0.49 Notable items impacting the full-year › 2020 includes litigation expense, severance, losses on business sales and real estate charges recorded in 4Q20 › 2019 includes a gain on sale of an equity investment, severance, net securities losses, litigation expense recorded in 4Q19 and a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds both recorded in 3Q19

7 Fourth Quarter 2020 – Financial Highlights 11.4 8.7 0 5 10 15 20 25 2020 Key Financial Trends 3,485 3,495 222 197 3,6923,707 2019 2020 - % I & W M r e v e n u e ($ millions) 10,83910,787 2019 2020 - % 17.0 23.2 2019 2020 (624) bps I S r e v e n u e ($ millions) Ad j . n o n i n t e r e s t e x p e n s e ($ millions) R O T C E / R O E (%) 10 15 20 25 30 35 40 45 504,694 4,980 2019 2020 32% Adj. pre-tax operating margin Ad j . p r e - t a x i n c o m e ($ millions) (6)% 4.014.02 2019 2020 Ad j . E P S ($) ROE Total fee and other revenue Net interest revenue 8,926 9,256 3,126 2,925 12,18112,052 2019 2020 +1% Total fee and other revenue Net interest revenue (b) 30% (a) Represents a non-GAAP measure, excluding notable items. See pages 20 and 22 of the Appendix for additional information and the corresponding reconciliation of these non-GAAP measures. (b) Represents a non-GAAP measure, see page 24 for the corresponding reconciliation of ROTCE. - % (a) (a) (a) (a)

8 Fourth Quarter 2020 – Financial Highlights Capital and Liquidity Note: See page 20 in the Appendix for corresponding footnotes. 4 Q 2 0 3 Q 2 0 4 Q 1 9 Consolidated regulatory capital ratios: (a) Common Equity Tier 1 (“CET1”) ratio 13.1% 13.0% 11.5% Tier 1 capital ratio 15.8 15.7 13.7 Total capital ratio 16.7 16.6 14.4 Tier 1 leverage ratio 6.3 6.5 6.6 Supplementary leverage ratio (“SLR“) 8.6 8.5 6.1 Average liquidity coverage ratio (“LCR“) 110% 111% 120% Book value per common share $46.53 $45.58 $42.12 Tangible book value per common share – non-GAAP (c) $25.44 $24.60 $21.33 Cash dividends per common share $0.31 $0.31 $0.31 Common shares outstanding (thousands) 886,764 886,136 900,683 (b) (b)

9 Fourth Quarter 2020 – Financial Highlights Net Interest Revenue ($ millions) - Impact of lower interest rates on interest- earning assets - Hedging and other + Benefit of lower funding and deposit rates D R I V E R S O F S E Q U E N T I A L N I R C H A N G E 4Q203Q20 703 680 + Benefit of higher securities balances and balance sheet mix 4Q203Q20 (3)% 0.14 0.27 0.64 0.15 0.37 0.86 0.16 0.25 0.15 0.22 USD LIBOR AVERAGE 1m 3m 5Y2Y 10Y US TREASURY AVERAGE (%) (%)

10 Fourth Quarter 2020 – Financial Highlights 105 130 128 24 33 36 2.13% 1.28% 1.22% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 200.0 Balance Sheet Trends AV E R A G E D E P O S I T S Interest-bearing deposits rate ($ billions) AV E R A G E S E C U R I T I E S ($ billions) Average securities portfolio rate High Quality Liquid Assets (“HQLA”) Non-HQLA 129 164 164 3Q204Q19 4Q20 +27% - % Note: May not foot due to rounding. Non-HQLA balances includes credit sensitive securities such as corporates, muni’s and ABS. (a) Average securities include trading securities which are primarily non-HQLA. Excluding these, non-HQLA securities were $17 billion, $26 billion and $28 billion in 4Q19, 3Q20 and 4Q20, respectively. (b) Non-HQLA in 3Q20 included approximately $1.6 billion of CP and CDs purchased from money market funds, the majority of which has since matured. (c) Average rates were calculated on an FTE basis, at tax rates of approximately 21%. (a) (c) 50 68 76 182 212 231 0.73% (0.05)% (0.06)% 3Q204Q19 4Q20 280 232 307 Interest-bearing deposits +32% Noninterest-bearing deposits +10% (b)

11 Fourth Quarter 2020 – Financial Highlights 116 140 160 129 164 164 53 54 55 Credit Risk Profile (a) Preliminary data as of 12/31/20. L O A N S ( $ 5 6 b n ) Wealth management & Other residential mtges Financial institutions Margin loans CRE Commercial Overdrafts and other AV E R A G E I N T E R E S T - E A R N I N G A S S E T S Securities Loans Cash/ Reverse repo 4Q203Q204Q19 379 298 358 +6% +27% › Secured by marketable securities and/or residential property › No net charge-offs; limited forbearance requests › Mostly secured, 95% of exposure and 83% of loans are investment grade; 90% due < 1 year › $6.7bn banks; $2.3bn securities industry › Collateralized with marketable securities in excess of 100% of loan value › 74% secured loans, predominantly office and residential › Unsecured consists of predominantly investment grade REITs and real estate operating companies › Concentrated in NY Metro area › Well collateralized with assets under custody › $0.6bn services and other; $0.5bn manufacturing; $0.3bn energy and utilities › 92% of exposure and 83% of loans are investment grade (a) ($ billions) 30% 27% 20% 11% 2% 10% 4Q20

12 Fourth Quarter 2020 – Financial Highlights Noninterest Expense › Noninterest expenses down 1% year-over-year, primarily reflecting lower severance expense, partially offset by higher litigation expense and real estate charges, and down 1% excluding notable items(a) › Other than notable items, the decrease primarily reflects lower business development and distribution and servicing expenses, partially offset by continued investments in technology and the unfavorable impact of a weaker U.S. dollar › Technology expenses are included in staff, software and .equipment, and professional, legal and other purchased services 4 Q 2 0 3 Q 2 0 4 Q 1 9 Staff $1,554 6% (5)% Professional, legal and other purchased services 381 7 4 Software and equipment 359 6 10 Net occupancy 173 27 15 Sub-custodian and clearing 116 (3) (3) Distribution and servicing 75 (12) (18) Bank assessment charges 24 (20) (25) Business development 26 53 (60) Amortization of intangible assets 26 - (7) Other 191 79 32 Total noninterest expense $2,925 9% (1)% ($ millions) (a) Represents a Non-GAAP measure. See page 21 in the Appendix for the corresponding reconciliation of this non-GAAP measure.

Investment Services

FINANCIAL HIGHLIGHTS ($ millions unless otherwise noted)	4Q20	Δ 3Q20	Δ 4Q19
Total revenue by line of business:			
Asset Servicing	$1,357	- %	(4)%
Pershing	563	5	(3)
Issuer Services	385	(11)	(7)
Treasury Services	325	1	(1)
Clearance and Collateral Management	275	(1)	(2)
Total revenue	2,905	(1)	(4)
Provision for credit losses	31	N/M	N/M
Noninterest expense	2,174	8	-
Income before taxes	$700	(24)%	(17)%
Pre-tax operating margin	24%	(724) bps	(376) bps
KEY METRICS			
Net interest revenue	$670	(2)%	(14)%
Foreign exchange and other trading revenue	180	23	19
Securities lending revenue	36	(3)	(10)
Average loans	41,437	3	7
Average deposits	292,631	11	36
AUC/A at period end (tr) [a]	41.1	6	11
Market value of securities on loan at period end (bn) [b]	435	15	15
Pershing			
Net new assets (U.S. platform) (bn) [c]	$28	N/M	N/M
Average active clearing accounts (U.S. platform) (thousands)	6,635	1	5
Clearance and Collateral Management			
Average tri-party collateral mgmt. balances (tr)	$3.6	4%	- %

Note: See page 20 in the Appendix for corresponding footnotes. N/M – not meaningful

- Asset Servicing down year-over-year primarily on lower interest rates and MMF waivers, partially offset by higher market levels and foreign exchange volumes and volatility
- Pershing down primarily due to MMF waivers, partially offset by higher clearing revenue and balances
- Issuer Services down primarily on lower interest rates and MMF waivers
- Treasury Services down primarily on lower interest rates and MMF waivers, partially offset by higher client deposits, payment fees and money market balances
- Clearance and Collateral Management down primarily on lower investment income due to the 4Q19 sale of an equity investment, partially offset by the growth in non-U.S. collateral management
- AUC/A of $41.1 trillion up primarily on higher market values and client inflows, the favorable impact of a weaker U.S. dollar and net new business

13 Fourth Quarter 2020 – Financial Highlights

BNY MELLON

Investment Services - Revenue Drivers

($ millions)


(4)%
1,411
1,357
4Q19
4Q20
(3)%
579
563
4Q19
4Q20
(7)%
415
385
4Q19
4Q20
(1)%
329
325
4Q19
4Q20
(2)%
280
275
4Q19
4Q20

ASSET SERVICING

- \- Interest rates
- \- MMF waivers
- \+ Market levels
- \+ Deposit balances
- \+ FX volumes

PERSHING

- \- MMF waivers
- \+ Clearing volumes
- \+ Money market balances

ISSUER SERVICES

- \- Interest rates
- \- MMF waivers
- \+ Deposit balances
- \+ Corporate Trust new business

TREASURY SERVICES

- \- Interest rates
- \- MMF waivers
- \+ Deposit balances
- \+ Payment fees

CLEARANCE AND COLLATERAL

- \- Equity investment income – investment sold in 4Q19
- \+ Non-U.S. average tri-party repo balances

Note: Graphs not to scale.

14 Fourth Quarter 2020 – Financial Highlights

BNY MELLON

Investment and Wealth Management

FINANCIAL HIGHLIGHTS ($ millions unless otherwise noted)	4Q20	Δ3Q20	Δ4Q19
Total revenue by line of business:			
Investment Management	$714	11%	3%
Wealth Management	276	-	(1)
Total revenue	990	8	2
Provision for credit losses	(8)	N/M	N/M
Noninterest expense	687	4	(6)
Income before taxes	$311	27%	30%
Pre-tax operating margin	32%	499 bps	676 bps
Adjusted pre-tax operating margin – non-GAAP (a)	34%	487 bps	674 bps

KEY METRICS			
Net interest revenue	$50	6%	6%
Average loans	11,497	-	(4)
Average deposits	18,144	3	19
Wealth Management client assets (bn) (b)	286	8	8

CHANGES IN AUM (bn)(c)	4Q20	3Q20	4Q19
Beginning balance	$2,041	$1,961	$1,881
Equity	(2)	(4)	(6)
Fixed income	5	1	5
Liability-driven investments	15	14	(3)
Multi-asset and alternatives investments	-	(3)	3
Index	(3)	(3)	(5)
Cash	5	(10)	(7)
Total net inflows (outflows)	20	(5)	(13)
Net market impact	79	41	(20)
Net currency impact	57	44	62
Ending balance	$2,197	$2,041	$1,910

- Investment Management up year-over-year primarily on higher market levels and the weaker U.S. dollar, partially offset by MMF waivers
- Wealth Management down 1% on a loss on a business sale, or up 1% excluding the notable item(d)
  - Other than notable items, the increase primarily reflects higher market levels, partially offset by a shift to lower fee investment products and net outflows
- Noninterest expense down 6%, on lower staff expense, including severance, and business development expense, or down 5% excluding notable items(d)
  - Other than notable items, the decrease primarily reflects lower incentives expense and business development
- AUM of $2.2 trillion up primarily on higher market values, net inflows and the favorable impact of a weaker U.S. dollar

(a) Net of distribution and servicing expense. See page 25 in the Appendix for the corresponding reconciliation of this non-GAAP measure. (d) Represents a non-GAAP measure. See page 21 in the Appendix for the corresponding reconciliation of this non-GAAP measure. Note: see page 20 in the Appendix for corresponding footnotes (b) and (c). N/M – not meaningful

15
Fourth Quarter 2020 – Financial Highlights
BNY MELLON

16 Fourth Quarter 2020 – Financial Highlights Other Segment › Fee revenue, net securities gains (losses) and net interest expense include corporate treasury and other investment activity, including hedging activity which offsets between fee revenue and net interest expense › Fee revenue in 4Q20 includes a loss from a business sale; the year-over-year decrease primarily reflects the gain on sale of an equity investment recorded in 4Q19 › Net interest expense increased year-over-year primarily reflecting corporate treasury activity › Noninterest expense for 4Q20 includes a notable item related to real estate. Both 4Q20 and 4Q19 include severance expense F I N A N C I A L H I G H L I G H T S ($ millions unless otherwise noted) 4 Q 2 0 3 Q 2 0 4 Q 1 9 Fee (loss) revenue $(23) $11 $817 Net securities gains (losses) 6 9 (23) Total fee and other (loss) revenue (17) 20 794 Net interest (expense) (40) (25) (10) Total (loss) revenue (57) (5) 784 Provision for credit losses (8) 7 (3) Noninterest expense 64 - 54 (Loss) income before taxes $(113) $(12) $733

Unique Franchise with Global Scale and Leading Positions

Powerful platform and interconnected businesses position us well for future growth

Securities Servicing | **Capital Markets Infrastructure** | **WealthTech**

Asset Servicing

- World's largest custodian at $41tr AUC/A[(a)]
- 1,000+ clients across our suite of software/IP-based products
- Global financial technology, outsourcing and data management & solutions provider

Issuer Services, Treasury Services and C&CM

- Leading market share in both Corporate Trust and Depositary Receipts[(b)]
- Treasury Services: #4 in CHIPS payment volumes[(c)]; processes over $2T/day in electronic payments
- Clearance & Collateral Management: Sole clearer of US Treasuries; tri-party collateral balances of $3.6tr
- Providing critical platforms and services for our clients' capital markets payments and infrastructure

Pershing

- #1 clearing firm for broker dealers and top 3 for RIA segment[(d)]
- Independent open platform approach
- Strong distribution capabilities for third-party AM products
- Leading digital advisor and investor solutions provider

Investment and Wealth Management

- IM: top 7 globally with ~$2.2tr AUM[(e)]; expertise across broad array of asset classes and wide range of traditional and alternative investment strategies
- WM: client assets of $286bn, #5 bank and trust company[(f)]; Ultra-high-net-worth, high-net-worth and family office focus; 200 year+ brand history

Note: See page 20 in the Appendix for corresponding footnotes regarding ranking and positioning.

17 Fourth Quarter 2020 – Financial Highlights

BNY MELLON

18 Fourth Quarter 2020 – Financial Highlights 2021 Outlook Organic fee growth: expect ~1.5% organic fee growth in 2021 and accelerating in 2022 as benefits of sustained investments become more meaningful Revenue: impacted by headwinds from low-rate environment and associated money market fee waivers, offsetting organic fee growth Expenses: expect approximately flat versus 2020 excluding notable items and the impact of currency, as we offset increased investments through internal efficiencies Capital returns: highly capital generative model; committed to returning at least 100% of earnings over time to shareholders

Appendix

20 Fourth Quarter 2020 – Financial Highlights Footnotes 4Q20 Financial Highlights, Page 4 a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. b) See page 24 for corresponding reconciliation of this non-GAAP measure. 4Q20 Key Financial Trends, Page 5 a) 4Q19 reported results: noninterest expense of $2,964 million, pre-tax income of $1,822 million, pre-tax operating margin of 38% and EPS of $1.52. 4Q20 reported results: I&WM total revenue of $990 million and I&WM total fee and other revenue of $940 million. 2020 Financial Highlights, Page 6 a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. b) See page 24 for corresponding reconciliation of this non-GAAP measure. 2020 Key Financial Trends, Page 7 a) 2019 reported results: noninterest expense of $10,900 million, pre-tax income of $5,587 million, pre-tax operating margin of 34% and EPS of $4.51. Capital and Liquidity, Page 8 a) Regulatory capital ratios for December 31, 2020, are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods presented was the Advanced Approaches. b) Reflects the application of a rule effective April 1, 2020 to exclude certain central bank placements. Also effective on April 1, 2020 was the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 72 basis points at December 31, 2020 and 78 basis points at September 30, 2020. c) Tangible book value per common share – non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See page 24 for corresponding reconciliation of this non-GAAP measure. Investment Services, Page 13 a) Current period is preliminary. Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce of $1.5 trillion at December 31, 2020, $1.4 trillion at September 30, 2020 and $1.5 trillion at December 31, 2019. b) Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at December 31, 2020, $62 billion at September 30, 2020 and $60 billion at December 31, 2019. c) Net new assets represent net flows of assets excluding dividends and interest (e.g., net cash deposits and net securities transfers) in customer accounts in Pershing LLC, a U.S. broker-dealer. Investment and Wealth Management, Page 15 b) Current period is preliminary. Includes AUM and AUC/A in the Wealth Management business. c) Current period is preliminary. Excludes securities lending cash management assets and assets managed in the Investment Services business. Unique Franchise with Global Scale and Leading Positions, Page 17 (a) Current period is preliminary. Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon, a joint venture with the Canadian Imperial Bank of Commerce of $1.5 trillion at December 31, 2020. Source of ranking based on peer group company filing as of September 30, 2020. Peer group included in ranking analysis: STT, JPM, C, BNP, HSBC, NTRS and RBC. (b) Corporate Trust source rankings as of September 30, 2020: Thomson Reuters/Refinitiv, Dealogic, Asset-Backed Alert, Concept ABS and Artemis; #1 in Straight debt based on deal count source Dealogic and Thomson Reuters/Refinitiv, #3 in Structured based on deal size source Asset-Backed Alert and Concept ABS, #2 in U.S. municipal debt based on deal count source Thomson Reuters/Refinitiv, and #1 in Catastrophe bonds based on deal size source Artemis. Depositary Receipts: ranked #1 based on market share sourced from BNY internal analysis. (c) Ranked #4 on overall year-to-date volumes through November 30, 2020 on the Clearing House Interbank Payments System (“CHIPS”). (d) Ranked #1 in clearing firms by number of broker dealer clients source LaRoche Database, Pershing, introducing firm accounts only as of June 30, 2020. Ranked #2 in RIA custodians by Aite Group, New Realities in Wealth Management: Growth Amplifies Prior to the Storm, 2020. Assets on leading corresponding clearing platforms and RIA custodians as of December 31, 2019. (e) 7th Largest Asset Manager Worldwide: Pensions & Investments, June 1, 2020. Ranked by total worldwide institutional assets under management as of December 31, 2019. (f) Cerulli Associates, The Cerulli Report—U.S. High-Net-Worth and Ultra-High-Net-Worth Markets 2020: Implications of Wealth Concentration. Assets under management as of December 31, 2019.

Fourth Quarter – Impact of Notable Items

($ millions, except per share amounts and unless otherwise noted)	4Q20 Results - GAAP	4Q20 Notable items(a)	4Q20 Results Non-GAAP	4Q19 Results - GAAP	4Q19 Notable items(a)	4Q19 Results Non-GAAP	4Q20 vs 4Q19 Results – GAAP	4Q20 vs 4Q19 Results – Non-GAAP
Fee revenue	$3,116	$(61)	$3,177	$3,971	$815	$3,156	(22)%	1%
Net securities gains (losses)	6	-	6	(25)	(25)	-	n/m	n/m
Total fee and other revenue	3,122	(61)	3,183	3,946	790	3,156	(21)	1
Total revenue	3,843	(61)	3,904	4,778	790	3,988	(20)	(2)
Noninterest expense	2,925	165	2,760	2,964	186	2,778	(1)	(1)
Income before income taxes	903	(226)	1,129	1,822	604	1,218	(50)	(7)
Provision for income taxes	148	(67)	215	373	144	229	(60)	(6)
Net income applicable to common shareholders	702	(159)	861	1,391	460	931	(50)	(8)
Diluted earnings per common share	$0.79	$(0.18)	$0.96	$1.52	$0.50	$1.01	(48)%	(5)%
Average common shares and equivalents outstanding – diluted (in thousands)	891,846			914,739				
Pre-tax operating margin	24%		29%	38%		31%		
(by business segment)								
I&WM total fee and other revenue	$940	$(5) (b)	$945	$924	-	$924	2%	2%
I&WM total revenue	990	(5) (b)	995	971	-	971	2	2
Wealth Management total revenue	276	(5) (b)	281	279	-	279	(1)	1
Investment and Wealth Management noninterest expense	687	11 (c)	676	731	16 (c)	715	(6)	(5)
Investment Services noninterest expenses	$2,174	$107(c)	$2,067	$2,179	$119(c)	$2,060	-%	-%

The tables above reconcile adj. I&WM revenue; adj. I&WM total fee and other revenue; EPS, ex-notable items (also referred to as adj. EPS); noninterest expense, ex-notable items (also referred to as adj. noninterest expense); pre-tax income, ex-notable items (also referred to as adj. pre-tax income); pre-tax operating margin, ex-notable items (also referred to as adj. pre-tax operating margin); revenue, ex-notable items; and Wealth Management total revenue, ex-notable items, to the corresponding GAAP measure.

Notable Items by Business Segment(a)

($ millions)	4Q20 IS	4Q20 IWM	4Q20 Other	4Q20 Total	4Q19 IS	4Q19 IWM	4Q19 Other	4Q19 Total
Fee and other revenue	$ -	$(5)	$(56)	$(61)	$ -	$ -	$790	$790
Net interest revenue	-	-	-	-	-	-	-	-
Total revenue	-	(5)	(56)	(61)	-	-	790	790
Total noninterest expense	107	11	47	165	119	16	51	186
(Loss) income before taxes	$(107)	$(16)	$(103)	$(226)	$(119)	$(16)	$739	$604

Note: May not foot due to rounding.

(a) Notable items in 4Q20 include litigation expense, severance, losses on business sales (reflected in fee revenue) and real estate charges. Notable items in 4Q19 include a gain on sale of an equity investment, severance, net securities losses and litigation expense. There were no notable items in 3Q20. (b) Notable items in 4Q20 includes a loss on business sale. (c) Notable items in 4Q20 and 4Q19 include severance for both business segments. Notable items in 4Q20 and 4Q19 also include litigation expenses in the Investment Services business segment.

21 Fourth Quarter 2020 – Financial Highlights

BNY MELLON

Full Year – Impact of Notable Items

($ millions, except per share amounts and unless otherwise noted)	2020 Results - GAAP	2020 Notable items(a)	2020 Results Non-GAAP	2019 Results - GAAP	2019 Notable items(a)	2019 Results Non-GAAP	2020 vs 2019 Results - GAAP	2020 vs 2019 Results – Non-GAAP
Fee revenue	$12,714	$(61)	$12,775	$13,236	$815	$12,421	(4)%	3%
Net securities gains (losses)	33	-	33	(18)	(25)	7	n/m	n/m
Total fee and other revenue	12,747	(61)	12,808	13,218	790	12,428	(4)	3
Net interest revenue	2,977	-	2,977	3,188	(70)	3,258	(7)	(9)
Total revenue	15,808	(61)	15,869	16,462	720	15,742	(4)	1
Noninterest expense	11,004	165	10,839	10,900	113	10,787	1	-
Income before income taxes	4,468	(226)	4,694	5,587	607	4,980	(20)	(6)
Provision for income taxes	842	(67)	909	1,120	140	980	(25)	(7)
Net income applicable to common shareholders	3,423	(159)	3,582	4,272	467	3,805	(20)	(6)
Diluted earnings per common share	$3.83	$(0.18)	$4.01	$4.51	$0.49	$4.02	(15)%	-%
Average common shares and equivalents outstanding – diluted (in thousands)	892,514			943,109				
Pre-tax operating margin	28%		30%	34%		32%		

The table above reconciles EPS, ex-notable items (also referred to as adj. EPS); noninterest expense, ex-notable items (also referred to as adj. noninterest expense); pre-tax income, ex-notable items (also referred to as adj. pre-tax income); pre-tax operating margin, ex-notable items (also referred to as adj. pre-tax operating margin); and revenue, ex-notable items, to the corresponding GAAP measure.

Fee revenue, Excluding Notable Items and Fee Waivers Reconciliation

($ millions)	4Q20	4Q19	2020	2019	4Q20 vs 4Q19	2020 vs 2019
Fee revenue – GAAP	$3,116	$3,971	$12,714	$13,236	(22)%	(4)%
Notable items	(61)(b)	815(b)	(61)(c)	815(c)	n/m	n/m
Fee revenue, ex-notable items – non-GAAP	3,177	3,156	12,775	12,421	1	3
Fee waivers	(149)	(13)	(368)	(49)	n/m	n/m
Fee revenue, ex-notable items and fee waivers – non-GAAP	$3,326	$3,169	$13,143	$12,470	5%	5%

Note: May not foot due to rounding.
(a) Notable items in 2020 include litigation expense, severance, losses on business sales (reflected in fee revenue) and real estate charges recorded in 4Q20. Notable items in 2019 include a gain on sale of an equity investment, severance, net securities losses, litigation expense recorded in 4Q19 and a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds both recorded in 3Q19. (b) Notable items in 4Q20 include losses on business sales. Notable items in 4Q19 include a gain on sale of an equity investment. (c) Notable items in 2020 include losses on business sales recorded in 4Q20. Notable items in 2019 include a gain on sale of an equity investment recorded in 4Q19.

22 Fourth Quarter 2020 – Financial Highlights
BNY MELLON

23 Fourth Quarter 2020 – Financial Highlights Money Market Fee Waiver Impact ($ millions) 4 Q 2 0 3 Q 2 0 2 Q 2 0 1 Q 2 0 2 0 2 0 Investment services fees: Asset servicing fees $(13) $(1) $ - $ - $(14) Clearing services fees (64) (57) (50) (9) (180) Issuer services fees (6) (1) (1) - (8) Treasury services fees (2) (3) (2) - (7) Total investment services fees (85) (62) (53) (9) (209) Investment management and performance fees (56) (42) (30) (14) (142) Distribution and servicing revenue (8) (6) (3) - (17) Total fee and other revenue (149) (110) (86) (23) (368) Less: Distribution and servicing expense 15 9 7 - 31 Net impact of money market fee waivers $(134) $(101) $(79) $(23) $(337) Impact to revenue by line of business: (a) Asset Servicing $(13) $(4) $(1) $ - $(18) Pershing (85) (73) (60) (9) (227) Issuer Services (10) (2) (1) - (13) Treasury Services (5) (1) - - (6) Total Investment Services (113) (80) (62) (9) (264) Investment Management (34) (28) (24) (14) (100) Wealth Management (2) (2) - - (4) Total Investment and Wealth Management (36) (30) (24) (14) (104) Total impact to revenue by line of business $(149) $(110) $(86) $(23) $(368) (a) The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

Return on Common Equity and Tangible Common Equity Reconciliation

($ millions)	4Q20	3Q20	4Q19	2020	2019
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$702	$876	$1,391	$3,423	$4,272
Add: Amortization of intangible assets	26	26	28	104	117
Less: Tax impact of amortization of intangible assets	6	7	7	25	28
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – non-GAAP	$722	$895	$1,412	$3,502	$4,361
Average common shareholders' equity	$40,712	$39,924	$37,842	$39,200	$37,505
Less: Average goodwill	17,411	17,357	17,332	17,331	17,329
Average intangible assets	3,019	3,039	3,119	3,051	3,162
Add: Deferred tax liability – tax deductible goodwill	1,144	1,132	1,098	1,144	1,098
Deferred tax liability – intangible assets	667	666	670	667	670
Average tangible common shareholders' equity – non-GAAP	$22,093	$21,326	$19,159	$20,629	$18,782
Return on common equity (annualized) – GAAP	6.9%	8.7%	14.6%	8.7%	11.4%
Return on tangible common equity (annualized) – non-GAAP	13.0%	16.7%	29.3%	17.0%	23.2%

Book Value and Tangible Book Value Per Common Share Reconciliation

($ millions, except common shares)	December 31, 2020	September 30, 2020	December 31, 2019
BNY Mellon shareholders' equity at period end – GAAP	$45,801	$44,917	$41,483
Less: Preferred stock	4,541	4,532	3,542
BNY Mellon common shareholders' equity at period end – GAAP	41,260	40,385	37,941
Less: Goodwill	17,496	17,357	17,386
Intangible assets	3,012	3,026	3,107
Add: Deferred tax liability – tax deductible goodwill	1,144	1,132	1,098
Deferred tax liability – intangible assets	667	666	670
BNY Mellon tangible common shareholders' equity at period end – non-GAAP	$22,563	$21,800	$19,216
Period-end common shares outstanding (in thousands)	886,764	886,136	900,683
Book value per common share – GAAP	$46.53	$45.58	$42.12
Tangible book value per common share – non-GAAP	$25.44	$24.60	$21.33

24 Fourth Quarter 2020 – Financial Highlights BNY MELLON

25 Fourth Quarter 2020 – Financial Highlights Pre-tax Operating Margin Reconciliation – Investment and Wealth Management Business (a) Income before income taxes divided by total revenue. 4 Q 2 0 3 Q 2 0 4 Q 1 9 Income before income taxes – GAAP $311 $245 $240 Total revenue – GAAP $990 $918 $971 Less: Distribution and servicing expense 76 85 93 Adjusted total revenue, net of distribution and servicing expense – non-GAAP $914 $833 $878 Pre-tax operating margin – GAAP (a) 32% 27% 25% Adjusted pre-tax operating margin, net of distribution and servicing expense – non-GAAP (a) 34% 29% 27% ($ millions)

26 Fourth Quarter 2020 – Financial Highlights Cautionary Statement A number of statements in The Bank of New York Mellon Corporation’s (the “Corporation”) presentations, the accompanying slides and the responses to your questions are “forward-looking statements.” Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future”, “potentially”, “outlook” and words of similar meaning may signify forward-looking statements. These statements relate to, among other things, the Corporation’s expectations regarding: capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, capabilities, resiliency, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual outcomes may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, those discussed in “Risk Factors” in the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Third Quarter 2020 Form 10-Q”) and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”). Statements about the effects of the current and near-term market and macroeconomic outlook on the Corporation, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation's control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines, and the direct and indirect impact of the pandemic on the Corporation, its clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as the Corporation completes its Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements speak only as of January 20, 2021, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding the Corporation, please refer to the Corporation's SEC filings available at www.bnymellon.com/investorrelations. Non-GAAP Measures: In this presentation we discuss certain non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which the Corporation’s management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the Third Quarter 2020 Form 10-Q and the 2019 Annual Report, and are available at www.bnymellon.com/investorrelations.